As filed with the Securities and Exchange Commission on November 13, 2017

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

 REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SMART GLOBAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	3674	98-1013909
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
	c/o Maples Corporate Services Limited P.O. Box 309 Ugland House Grand Cayman KY1-1104 Cayman Islands
(Address of Principal Executive Offices)

SMART Global Holdings, Inc. Amended and Restated 2017 Share Incentive Plan (Full Title of the Plan)

Bruce Goldberg Vice President, Chief Legal Officer and Chief Compliance Officer SMART Global Holdings, Inc. 39870 Eureka Drive Newark, CA 94560
(Name and address of agent for service)
(510) 623-1231
(Telephone Number, Including Area Code, of Agents for Service)

With copies to:
Alan F. Denenberg Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 Telephone: (650) 752-2004 Facsimile: (650) 752-3604	Bruce Goldberg Vice President, Chief Legal Officer and Chief Compliance Officer SMART Global Holdings, Inc. 39870 Eureka Drive Newark, CA 94560 Telephone: (510) 624-8159

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Ordinary shares, $0.03 par value per share, to be issued under the SMART Global Holdings, Inc. Amended and Restated 2017 Share Incentive Plan	541,652	$29.91 (2)	$16,200,811.32	$2,017.00

(1)	In the event of a stock split, stock dividend or similar transaction involving the Registrant’s ordinary shares, $0.03 par value per share, the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s ordinary shares on November 10, 2017.

(3)	Rounded up to the nearest cent.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, SMART Global Holdings, Inc. (the “Company”) is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register additional ordinary shares under the Registrant's Amended and Restated 2017 Share Incentive Plan, pursuant to the provisions of such plan providing for an annual increase in the number of shares reserved for issuance thereunder. This Registration Statement hereby incorporates by reference the contents of the Registrant's registration statement on Form S-8 filed with the SEC on June 8, 2017 (Registration No. 333-218605).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number
5.1*	Opinion of Maples and Calder

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Maples and Calder (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

99.1	SMART Global Holdings, Inc. Amended and Restated 2017 Share Incentive Plan (1)

___________

*       Filed herewith.

(1)	Filed as Exhibit 10.23 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1, filed on May 22, 2017 and incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number
5.1*	Opinion of Maples and Calder

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Maples and Calder (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

99.1	SMART Global Holdings, Inc. Amended and Restated 2017 Share Incentive Plan (1)

___________

*       Filed herewith.

(1)	Filed as Exhibit 10.23 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1, filed on May 22, 2017 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, SMART Global Holdings, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California, on the 13th day of November, 2017.

SMART Global Holdings, Inc.

By:	/s/ Iain MacKenzie
	Name:	Iain MacKenzie
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of Iain MacKenzie, Jack Pacheco and Bruce Goldberg as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable SMART Global Holdings, Inc. to comply with the Securities Act, and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Iain MacKenzie	President and Chief Executive Officer (Principal Executive Officer and Director)	November 13, 2017
Iain MacKenzie
/s/ Jack Pacheco	Chief Financial Officer (Principal Financial and Accounting Officer)	November 13, 2017
Jack Pacheco
/s/ Ajay Shah	Director	November 13, 2017
Ajay Shah
/s/ James A. Davidson	Director	November 13, 2017
James A. Davidson

/s/ Randy W. Furr	Director	November 13, 2017
Randy W. Furr
/s/ Kenneth Hao	Director	November 13, 2017
Kenneth Hao
/s/ Paul Mercadante	Director	November 13, 2017
Paul Mercadante
/s/ Jason White	Director	November 13, 2017
Jason White
/s/ Mukesh Patel	Director	November 13, 2017
Mukesh Patel
/s/ Sandeep Nayyar	Director	November 13, 2017
Sandeep Nayyar

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